EXHIBIT 32.2


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                         RULE 13a-14(b) OR 15d-14(b) AND
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the quarterly report of Hawksdale Financial Visions, Inc. (the "Company") on Form 10-QSB for quarter year ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas Stanley Babcock, Treasurer and Chief Financial Officer and Director of the Company, certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: June 15, 2004                      By:  /s/ THOMAS STANLEY BABCOCK
                                          _____________________________________
                                          Thomas Stanley Babcock
                                          Treasurer and Chief Financial Officer
                                          and Director